CONSULTING AGREEMENT

            AGREEMENT, made as of this 1st day of September, 1997, by and between BIOCORAL, INC., a Delaware corporation having its principal place of business c/o Stein Riso Haspel & Jacobs LLP, 805 Third Avenue, New York, NY 10022 ("Company") and Nasser Nassiri, residing at 161 rue Jules Guesde, Levallois - Perret FRANCE ("Executive").

                             W I T N E S S E T H:

      WHEREAS, Executive possesses significant experience in international business and financial affairs; and

      WHEREAS, Company desires to engage the services of Executive and to appoint Executive as its President and Chairman, and Executive desires to accept such engagement upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the foregoing and on the mutual agreements and covenants hereinafter contained, the parties hereto agree as follows:

      1. Engagement. Company agrees to engage Executive as a consultant and independent contractor to Company, to serve as its Chairman and President, and Executive agrees to accept such engagement, all upon the terms and conditions hereinafter set forth.

      2. Term of Engagement. The term of engagement of Executive under this Agreement shall be for a period of three (3) years commencing on the date hereof.

      3. Duties. Executive shall, during the term of his engagement, devote his such amount of his business time and attention and shall apply his skill and knowledge to the business of Company as shall be necessary to discharge his obligations as Chairman and President. All such services shall
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be rendered outside the United States. Executive further agrees to perform such other duties and render such other services consistent with his position as may from time to time be reasonably required by the Board of Directors of Company. Furthermore, Executive shall, during the term his engagement, keep all such records of his work for Company as Company directs and in the manner as Company directs, all such records and data so recorded to be the sole and absolute property of Company, and will, at Company's request, and in any event, at the termination of engagement (regardless of the reason therefor) surrender to Company any and all memoranda, books, papers, notebooks, reports, customer lists and activity reports, and any and all other data and information and any and all copies or abstracts thereof whether made by Executive, Company or by third parties that Executive has concerning Company's business or Company's "Intangible Property" (as defined herein).

      4. Compensation.

            (a) As compensation for his services hereunder, Company shall pay to Executive during the term of this Agreement, and Executive agrees to accept as compensation for the services to be rendered by him, annual base compensation in the amount of $150,000 payable in monthly installments. Executive shall also be entitled to reimbursement of all his out-of-pocket expenses relating to the affairs of Company against presentation of vouchers therefor.

            (b) In the event that, at any time during the term hereof, Company shall attempt to terminate this Agreement, or in the event that at any time during the term hereof, there shall occur a "Change in Control" of Company, then, in either event, lump sum compensation in an amount of $300,000 shall become immediately due and payable to Executive. For purposes of this Agreement, the term "Change in Control" shall mean any one of the following: (i) the transfer of 25% or more of the outstanding voting shares of the Company; (ii) the purchase of all or substantially all of the Company's assets (whether in a single transaction or in a series of transactions); (iii) the merger or


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consolidation of the Company with any other entity the result of which is that the other entity or its equityholders owns 25% or more of the Company's outstanding equity; or (iv) a change in more than 40% of the seats of the Board of Directors of the Company.

      5. Restrictive Covenant.

            (a) During the term of this Agreement and for a period of six (6) months thereafter, Executive shall not, directly or indirectly, engage or participate in, or be in any manner connection with, any other business which is similar to or competes with any business operations or activities of Company or act as a director, officer, partner, consultant, or Executive for or make any financial investment in any other firm, corporation or other such enterprise anywhere in the United States, without the expressed written approval of Company. Nothing contained herein, however, shall restrict Executive from making any investments in any business or enterprise whose securities are listed on a national securities exchange or actively traded in the over-the-counter market, which business or enterprise is or might be, directly or indirectly, in competition with the business operations of the Company; provided, however, that such investment does not give Executive the right to control or influence the policy decisions of such business.

            (b) During the term of this Agreement and at all times thereafter, Executive will not divulge, furnish or make accessible to anyone (other than in the regular course of business of Company or at the request of Company) any knowledge or information with respect to confidential or secret methods, data, ideas, creations, plans, materials and processes (including improvements and enhancements thereof) of Company including, without limitation, any customer or client lists, telephone leads, prospect lists, advertising and sales promotion materials, forms or literature and manufacturing processes (collectively, "Intangible Property").

            (c) Executive agrees that any Intangible Property that he may conceive, make,


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

invent, develop or suggest during the term of this Agreement (whether individually or jointly with any other person or persons), relating in any way to the business or activities of Company shall be the sole, exclusive and absolute property of Company. Executive will immediately disclose any Intangible Property to Company, except where the same is lawfully protected from disclosure as the trade secret of a third party or by any other lawful bar to such disclosure. Executive further agrees that without further remuneration (except out-of-pocket expenses) and whether or not Executive is still engaged by Company, he will, at Company's request, execute and deliver any documents and give reasonable assistance which may be essential or desirable to secure to, assign, and vest in Company the sole and exclusive right, title and interest in and to such Intangible Property including, in those instances where Company determines in its sole discretion, to apply for letters patent of the United States of America and/or foreign countries, patent applications, copyright applications, assignments, affidavits, priority claims and other documents now or hereafter essential or desirable in the opinion of Company in obtaining, maintaining and/or defending such patents, copyrights or other proprietary rights and in securing to and vesting in Company the sole and exclusive right, title and interest in and to such rights.

            (d) Executive agrees that during the term of this Agreement, or any renewals or extensions hereof and for a period of six (6) months thereafter, he will not:

                  (i) Directly or indirectly solicit, raid, entice or induce any employee of Company to be engaged by any other person, firm or corporation; or

                  (ii) Directly or indirectly approach any such employee for such purposes; or

                  (iii) Authorize or knowingly approve the taking of such actions by other


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

persons on behalf of any such person, firm or corporation or assist any such person, firm or corporation in taking such action.

            (e) Executive agrees that during the term of this Agreement he will not enter into on behalf of Company or cause Company to enter into, directly or indirectly, any transaction with any business organization in which he or any member of his immediate family may be interested as a partner, trustee, director, officer, Executive, shareholder, other equity holder, lender of money or guarantor, unless the material facts as to his interest and as to the transaction are disclosed or are known to Company.

            (f) Executive acknowledges that the services to be rendered by him hereunder are of a special, unique and extraordinary character and that it would be difficult if not impossible to replace such services, and further that irreparable injury would be sustained by Company in the event of a violation by Executive of any of the provisions of this Agreement, and by reason thereof, Executive consents and agrees that if he violates any of the provisions of this Agreement, Company shall be entitled to an injunction to be issued by any court of competent jurisdiction restraining him from committing or continuing any violation of this Agreement, in addition to all other remedies available to Company under this Agreement or otherwise. The existence of any claim or cause of action of the Executive against Company, whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of these restrictions.

            (g) In the event of a judicial determination of the unreasonableness of these covenants with regard to time, geographical limitations or prohibited activities, it is agreed by the parties that their intention is that this Agreement should be considered to be effective within judicially determined reasonable limits, time and prohibited activities.


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

      8. Termination.

            (a) Company shall have the right to terminate this Agreement if Executive shall commit any material act of malfeasance, disloyalty or breach of trust against Company. Company's sole right under such circumstances shall be to prohibit Executive from utilizing Company facilities, and shall be without prejudice to Company's obligations to pay Executive compensation pursuant to subparagraph 4 (c).

            (b) In the event Company elects to terminate this Agreement as set forth above, Company shall provide notice of termination to Executive in accordance with the notice provisions of paragraph 10 hereof and this Agreement shall terminate without further act ten (10) days after the giving of such notice. Such termination shall not abrogate or annul any provisions of this Agreement which are intended to survive said termination including, without limitation, the provisions of subparagraph 4 (c) hereof.

      6. Representation and Warranty of Executive. Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether written or oral and whether of employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing in accordance with the terms and conditions of this Agreement.

      7. Complete Understanding. This Agreement constitutes the complete understanding of the parties hereto and may not be altered, modified, amended or rescinded except in a writing signed by the parties hereto.

      8. Titles. The titles set forth in this Agreement are for convenience of reference only and shall not be considered as part of this Agreement in any respect nor shall they in any way affect the substance of any provision contained in this Agreement.


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

      9. Severability. If any covenant or other provision of this Agreement is finally judicially determined to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement which can be given effect without the invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

      10. Notices. All notices which are required or which may be given under the provisions of this Agreement shall be conclusively deemed to have been given if delivered personally or sent by certified mail, return receipt requested, with postage prepaid, to each of the parties hereto at the respective addresses set forth above, or to such other address or addresses as either party may hereinafter designate in writing as his or its address for this purpose in the manner herein provided for giving notices. The date of giving of such notice shall be conclusively deemed to be the date of receipt, if delivered personally, or the date of postmark, if mailed.

      11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, and personal representatives of Executive and the successors and permitted assigns of Company.

      12. Prior Agreements. Any and all prior agreements or memoranda of understanding with respect to any matters herein contained, whether written or oral, are herewith canceled and shall be of no further force or effect.

      13. Construction. Whenever the sense of this Agreement so requires, the masculine gender shall be deemed to include the feminine and/or neuter gender, and the plural, the singular and vice versa.


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

      14. Governing Law. This Agreement, its performance and the rights, obligations and remedies of the parties hereto, shall be construed and governed by the laws of the State of New York without regard to its principles of conflict of laws.

            IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

                                       BIOCORAL, INC.



                                       By: /s/ Nasser Nassiri
                                           --------------------------
                                           Nasser Nassiri, Chairman


                                       /s/ Nasser Nassiri
                                       ------------------------------
                                       Nasser Nassiri, Executive


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